UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2022

FGI Industries Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40545	98-1603252
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

906 Murray Road

East Hanover, NJ 07869

(Address of principal executive offices) (Zip Code)

(973) 428-0400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.0001 par value per share	FGI	The Nasdaq Stock Market LLC
Warrants to purchase Ordinary Shares	FGIWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of Material Definitive Agreement.

As previously disclosed, FGI Industries Ltd. (the “Company”), has been involved in arbitration with Tangshan Huida Ceramic Group Co., Ltd (“Huida”), one of the Company’s largest suppliers. The arbitration, held in the Shenzhen Court of International Arbitration, related to that certain Agreement for Co-operations (the “Co-Operation Agreement”), dated October 20, 2000, by and between Huida and FGI Industries, Inc., our wholly owned subsidiary. Huida was seeking a determination that the terms of the Co-Operation Agreement were not unlimited in duration and should be amended or else terminable.

On September 28, 2022, the Company received notice that the arbitrator ruled that the Co-Operation Agreement was not unlimited in duration and is being terminated. There are no termination fees or penalties payable by the Company as a result of this termination, although the Company did pay certain arbitration fees of Huida.

Under the Co-Operation Agreement, so long as the Company met certain annual product placement volume requirements, (i) the Company had an exclusive right to distribute and resell in the United States and Canadian markets any products designed and created by Huida and for which Huida retained all intellectual property rights, and (ii) Huida was not permitted to manufacture or sell any products the Company designed or created, for which we retained all intellectual property rights, without the Company’s prior consent.

Huida remains a supplier of the Company’s sanitaryware products. The Company intends to work towards a new agreement with Huida that complies with the arbitrator’s findings, primarily a more limited duration to the length of the contract. However, there is no guarantee that an agreement can be reached on mutually agreeable terms.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipate,” “expect,” “could,” “may,” “intend,” “plan”, “see” and “believe,” among others, generally identify forward-looking statements. These forward-looking statements include the Company’s potential negotiations with Huida. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release. For a full description of the risks and uncertainties which could cause actual results to differ from our forward-looking statements, please refer to the Company's periodic filings with the Securities & Exchange Commission including those described as “Risk Factors” in the Company's annual report on Form 10-K for the year ended December 31, 2021 and in any quarterly reports on Form 10-Q filed thereafter. The Company does not undertake any obligation to update forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FGI Industries Ltd.

Date: October 3, 2022	By:	/s/ John Chen
Name: John Chen
Its: Executive Chairman